UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2013

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2013, the Board of Directors of the Company (the “Board”) made changes to the composition of certain of its committees, including the Executive Transition Committee. The role of the Executive Transition Committee is to lead the Company until such time as a new Chief Executive Officer is appointed.

Following these changes, the members of each of the committees are as follows:

•	the Executive Transition Committee will be composed of Jeffrey Meckler (chair) and John Kozarich;

•	the Audit and Risk Committee will be composed of Stephen Sabba (chair), Vicente Anido and John Thomas;

•	the Corporate Governance and Nominating Committee will be composed of Jason Aryeh (chair), Vicente Anido and Geoffrey Cox; and

•	the Strategic Action Committee will be composed of Jason Aryeh (chair), Stephen Sabba and Jeffrey Meckler.

No changes were made to the composition of the Compensation Committee or the Scientific Review Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Sukhi Jagpal
Name:	Sukhi Jagpal
Title:	Interim Chief Financial Officer

Date: February 22, 2013

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